Exhibit 10.2.

Exhibit A – Order Form Customer:US DIGITAL MINING TEXAS, LLC

Facility:*********,** USA (** Data Center)

Equipment and Fees:

Batch #	001
Deal ID	6240974617
Order Type	☒ New Order☐ Renewal☐ Change Order
Equipment
QuantityModelUnit Efficiency (W/TH)
4,200 – Q3, 2022	S19j Pro (100T)	31.0

Hosting Services Rate (USD)	Anticipated Daily Rate: $**,**** (equivalent to $0.0** / kWh)
Total Monthly Package Fee (per unit)	Select @ $***
Equipment Term	60 Months

Package Details:

	Basic	Select	Premier
Core Features
Equipment	Customer Provided	Customer Provided	Customer Provided
Equipment Managed	No	Yes	Yes
Rack Space	X	X	X
240V Power	X	X	X
Ambient Air Cooling	X	X	X
Redundant Internet Connectivity	X	X	X
Physical Security	X	X	X
Technical Support
Basic Remote Hands	X	X	X
Advanced Remote Hands		X	X
SLA Level	Network & Power	Hashrate Performance	Hashrate Performance
VPN Access	X
RMA Processing		X	X
Premium Features
Miner Configuration		X	X
Miner Monitoring		X	X
Alert Management and Proactive Response		X	X
Automated Rules-based Reboots		X	X
Stock Firmware Upgrades		X	X
Compute North Pool (U.S.-based pool)			X
Pool to Hash Performance Monitoring, Audit, Reconciliation			X
Discounted Pool Fee			X

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DocuSign Envelope ID: 1D62461E-D3BF-49FE-A8E0-C660C4268593

Performance Enhancing Firmware •Overclocking, Underclocking, Auto-tuning, Upgrades •Customer provided (subject to Compute North approval) or •Compute North provided (miner model limited)	X

Payment and Billing Terms:

•	Initial Deposit: Initial Deposit is due upon execution of this Order Form.
•	Monthly Fees:
▪	Last two months of Monthly Service and Package Fees are due upon execution of this Order Form (the “Initial Deposit”), as follows:

Initial Deposit Service Fees: ($*****/day x 30 days/mo. x 2 mos.)	$*,***,***.00
Package Fees: (4,200 miners x $***/miner x 2 mos.)	+ $**,***.00
Total Initial Deposit	$*,***,***.00

Equipment installation will not begin until received.

▪

The Monthly Service Fee is payable based on the actual hashrate performance of the Equipment per miner type per location as a percentage of the anticipated monthly hashrate per miner type. Customer shall pay a minimum service fee monthly in advance equal to seventy percent (70%) of the Expected Monthly Service Fee (the “Minimum Service Fee”) based on the Anticipated Daily Rate. The Minimum Service Fee is nonrefundable.

▪	The actual Monthly Service Fee is determined using the Hashrate Performance Adjustment:

Hashrate Performance Adjustment = Expected Monthly Service Fees x (100% - Actual hashrate performance percentage by model type)

Any Monthly Service Fee owed in excess of the Minimum Service Fee net of the Hashrate Performance Adjustment will be invoiced monthly in arrears. Customer is not eligible for service credits.

▪

Monthly Service Fees and Monthly Package Fees will be invoiced monthly beginning on the date of Installation and are due upon receipt of invoices submitted by Compute North. Late payments will incur interest at the lesser of 1.5% per month (18% annum) or the maximum amount allowed under applicable law.

▪	Pricing is subject to monthly automated ACH payments. Other payment methods may be subject to a service fee.

Billing Example – Minimum Service Fee

Anticipated Daily Rate (One Miner)	$4.00
Period (Days in the Month)	30
Number of Units	10
Expected Total Monthly Service Fees	$1,200.00
x 70%
Monthly Minimum Service Fee	$840.00

Billing Example: 96% hashrate performance Billing Example: 105% hashrate performance

Expected Total Monthly Service Fees	$1,200.00	Expected Total Monthly Service Fees	$1,200.00
Hashrate Performance Adjustment (-4%)	-$48.00	Hashrate Performance Adjustment (5%)	$60.00
Total Monthly Service Fee	$1,152.00	Total Monthly Service Fee	$1,260.00
Minimum Service Fee (Prepaid)	-$840.00	Minimum Service Fee (Prepaid)	-$840.00
Balance Due	$312.00	Balance Due	$420.00

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DocuSign Envelope ID: 1D62461E-D3BF-49FE-A8E0-C660C4268593

Real-Time Interruptible Power:

Real-time interruptible power may not be available for all Equipment. When real-time interruptible power is available, Customer consents to Compute North installing, configuring and maintaining software (including firmware) on the applicable Equipment and using such software to provide real-time interruptible power services subject to this Agreement. Customer acknowledges and agrees that its use of such software is subject to Compute North’s agreement with the licensor(s) thereof.

Deployment Priority:

Customer’s deployment priority is established as of the date on which Compute North receives the Initial Deposit. Once established, Compute North will use commercially reasonable efforts to deploy the Equipment consistent with Customer’s deployment priority subject to the following acknowledged risk factors: land and site acquisition, regulatory affairs, power purchase agreement (PPA), infrastructure equipment availability (medium voltage cables, containers, etc.), and long lead time equipment procurement (substation, transformer, etc.).

Invoice Detail:

Contact Name	Mary Olson
Email	MOlson@lmfunding.com
Phone	813-222-8996
Billing Street	1200 W. Platt St. Suite 100
Billing City/State/Zip/Country	Tampa FL 33606

Compute North Pool:

At Customer’s request, Compute North will enroll and configure Customer in Compute North’s Bitcoin mining pool, which operates on a Full-Pay-Per-Share (FPPS) basis. Customer’s use of Compute North’s mining pool is subject to, and constitutes Customer’s acceptance of, the then-current terms of service posted at https://mining.luxor.tech/legal/tos, as may be updated from time to time. Compute North shall be entitled to a fee equal to 2% of Customer’s mining reward from its participation in Compute North’s pool. Customer acknowledges and agrees that Compute North is providing Customer with access to its mining pool for Customer’s convenience on an as-is basis and that Compute North does not make any warranties or guarantees, whether express or implied, regarding the availability or performance thereof.

Firmware:

Customer acknowledges and agrees that its use of alternate or non-standard firmware may be subject to third-party fees or other charges, which shall be Customer’s sole responsibility. Customer acknowledges and agrees that Compute North’s consent to Customer’s use of alternate or non-standard firmware and its provision of services relating thereto is for Customer’s convenience on an as-is basis, that Customer’s use of alternate or non-standard firmware is at Customer’s sole risk, that Customer’s use of alternate or non- standard firmware may affect the Equipment’s power consumption and may require corresponding adjustments to the Monthly Service Fees for such Equipment, and that Compute North does not make any warranties or guarantees, whether express or implied, with respect thereto.

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DocuSign Envelope ID: 1D62461E-D3BF-49FE-A8E0-C660C4268593

Order Type:

☐For orders designated as “Renewal” or “Change Order”: This Order Form replaces all then-existing order forms under the applicable Agreement between Compute North and Customer for the identified Equipment, with all other order forms remaining in full force and effect. The Previous Orders and Equipment List attached and appended hereto identifies the Equipment that remains subject to a prior order form as of the date of this Order Form.

☒ For orders designated as “New”: This Addendum is and shall be in addition to all then-existing order forms under the applicable Agreement between Compute North and Customer, which order forms shall remain in full force and effect. The Previous Orders and Equipment List attached and appended hereto identifies the Equipment that remains subject to a prior order form as of the date of this Order Form.

Compute North LLCCustomer

By: /s/ Kyle WenzelBy: /s/ Ryan Duran

Name:  Kyle Wenzel                                                            Name:  Ryan Duran

Its: Chief Commercial Officer                                      Its:  Vice President Operations

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Q COMPUTE NORTH

Previous Orders and Equipment List

Batch #

001

Equipment Type

Quantity

Facility